Exhibit 10.1

SIXTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT

This Sixth Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of September 27, 2021, by and among World Acceptance Corporation (the “Borrower”), Wells Fargo Bank, National Association together with the other financial institutions a party hereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders (the “Administrative Agent”).

Preliminary Statements

A.            The Borrower, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of June 7, 2019 (as amended from time to time, the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.\

B.            The Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, Borrower, Agent and Lenders agree that the Credit Agreement shall be and hereby is amended as follows:

1.1.            Accordion Facility.  The introductory paragraph of Section 2.14 of the Credit Agreement is amended and restated as follows:

Section 2.14       Accordion Facility.  Subject to the terms and conditions set forth herein below, the Borrower shall have a right at any time to increase the aggregate amount of the Commitment (the “Accordion Increase”) in an amount acceptable to the Administrative Agent in its commercially reasonable discretion; provided, however, that the aggregate amount of the Accordion Increase shall not result in the aggregate amount of the Commitment to exceed $785,000,000.  The following additional terms and conditions shall apply to the Accordion Increase:

1.2.                New Definitions.  The following new definitions are added to in Section 5.1 of the Credit Agreement:

“2021 Unsecured Bond Debt” means the unsecured Indebtedness for Borrowed Money owing by the Borrower pursuant to the 2021 Unsecured Bond Debt Documents in an aggregate principal amount not exceeding $350,000,000 (less principal payments with respect thereto).

“2021 Unsecured Bond Debt Documents” means the indenture governing the Borrower’s senior unsecured notes, by and among the Borrower, as issuer of the senior unsecured notes, the guarantors party thereto, and Bank of New York Mellon Trust Company, N.A., as trustee, and each other instrument or document to be delivered thereunder or otherwise in connection therewith.

1.3.                Definition.  The following definition contained in Section 5.1 of the Credit Agreement is amended and restated as follows:

“Consolidated Adjusted Net Worth” at any date means:

(a)            as to any corporation, the amount of capital stock liability plus (or minus in the case of a deficit) the capital surplus and earned surplus of the Borrower and its Restricted Subsidiaries on a consolidated basis, and as to any partnership or limited liability company, the capital account of the Borrower and its Restricted Subsidiaries on a consolidated basis; less (without duplication)

(b)            the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Borrower and its Restricted Subsidiaries, to wit:

(i)            all deferred charges (other than deferred Federal income taxes and deferred investment tax credits) and prepaid expenses other than prepaid interest, prepaid taxes and prepaid insurance premiums;

(ii)            treasury stock;

(iii)            unamortized debt discount and capitalized expense and unamortized stock discount and capitalized expense;

(iv)            goodwill, organizational or experimental expense, patents, trademarks, copyrights, trade names and other intangibles;

(v)            RESERVED; and

(vi)            any surplus resulting from any write‑up in the book value of assets of the Borrower or any Restricted Subsidiary.

1.4.            Financial Covenants.  Section 8.7(d) of the Credit Agreement is amended and restated as follows:

(d)            The Borrower will not at any time permit the aggregate unpaid principal amount of Total Debt, on a consolidated basis, to exceed 250% of Consolidated Adjusted Net Worth.  For purposes of this Section, such amount shall be reported on at the end of each fiscal quarter pursuant to Section 8.20(e).

1.5.            Permitted Indebtedness.  Section 8.9 of the Credit Agreement is amended and restated as follows:

Section 8.9          Permitted Indebtedness.  The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, issue, assume or permit to exist any Indebtedness for Borrowed Money other than:

(a)    the Obligations hereunder and the Subsidiary Guaranty Agreement relating thereto;

(b)    unsecured Subordinated Debt;

(c)    debt incurred in connection with permitted Fixed Asset Financing;

(d)  unsecured Indebtedness for Borrowed Money owing between the Borrower and its Restricted Subsidiaries in the ordinary course of business, provided that the aggregate amount of Indebtedness for Borrowed Money at any one time owing either by or to the Insurance Subsidiary shall not exceed $1,000,000;

(e)  the 2021 Unsecured Bond Debt; and

(f)  other unsecured Indebtedness for Borrowed Money to any Person (other than to the Borrower or another Restricted Subsidiary) in an aggregate amount for the Borrower and all Restricted Subsidiaries not exceeding $5,000,000 at any time outstanding.

1.6.            Material Debt Contracts.  Section 8.12 of the Credit Agreement is amended and restated as follows:

Section 8.12            Material Debt Contracts.

(a)  The Obligations shall at all times constitute “Senior Debt” or “Senior Indebtedness” (or words of like import) under any indenture, instrument, or agreement relating to any Subordinated Debt.  Except as otherwise specified below, the Borrower shall not (i) amend or modify any of the terms or conditions relating to Subordinated Debt, (ii) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, (iii) make any cash payments in connection with any conversion of any such Subordinated Debt, or (iv) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations. Notwithstanding the foregoing, (x) with prior written notice to the Administrative Agent and the Lenders, the Borrower may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor or to any other amendment or modifications of any Subordinated Debt not adverse to the Lenders (other than amendments or modifications of the relevant subordination provisions thereof which requires the affirmative consent of the Required Lenders), and (y) with prior written notice to the Administrative Agent and the Lenders (which notice may be given the same day as the anticipated consummation of the transaction addressed in the notice), the Borrower may voluntarily prepay, redeem, or repurchase all or any part of outstanding Subordinated Debt if at the time of any such payment and after giving effect thereto no Default or Event of Default exists, which notice shall be accompanied by a duly executed officer’s certificate (in form and substance acceptable to the Administrative Agent) certifying the amount of the Subordinated Debt to be voluntarily prepaid, redeemed, or repurchased, the payment or purchase price thereof, and that at the time of any such payment and after giving effect thereto no Default or Event of Default exists.

(b) The Borrower shall not amend or modify any of the terms or conditions relating to the 2021 Unsecured Bond Debt in a manner that would be materially adverse to the Administrative Agent and the Lenders.

1.7.            Guaranties.  Section 8.15 of the Credit Agreement is amended and restated as follows:

Section 8.15            Guaranties.  The Borrower will not and will not permit any Restricted Subsidiary to become or be liable in respect of any Guaranty except: (a) Guaranties of the Borrower which are limited in amount to a stated maximum dollar exposure and are permitted under Sections 8.7(d) and 8.9, (b) Guaranties of the 2021 Unsecured Bond Debt and (c) the Subsidiary Guaranty Agreement.

1.8.            Limitation on Restrictions.  Section 8.16 of the Credit Agreement is amended and restated as follows:

Section 8.16            Limitation on Restrictions.  Except as provided herein and other than pursuant to the 2021 Unsecured Bond Debt Documents, the Borrower shall not and shall not permit any of its Restricted Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distribution on any of such Restricted Subsidiary’s capital stock or other equity interests owned by the Borrower or any Restricted Subsidiary of the Borrower; (2) pay any indebtedness owed to the Borrower or any other Restricted Subsidiary; (3) make loans or advances to the Borrower or any other Restricted Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Restricted Subsidiary. Other than the 2021 Unsecured Bond Debt Documents, the Borrower shall not enter into any indenture, instrument, or other agreement for Indebtedness for Borrowed Money which contains, or amend any terms of any such indenture, instrument, or agreement which would result in any such indenture, instrument, or agreement having, covenants or defaults more burdensome on the Borrower or any Restricted Subsidiary than the covenants and defaults provided for in this Agreement and the other Loan Documents.

1.9.            Events of Default.  Sections 9.1(i) and (j) of the Credit Agreement are amended and restated as follows:

(i)            Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest or premium on any Indebtedness for Borrowed Money in excess of $1,000,000 of the Borrower or any Subsidiary (other than the Loans but specifically including the 2021 Unsecured Bond Debt), individually or in the aggregate, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

(j)            Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Indebtedness for Borrowed Money in excess of $1,000,000 of the Borrower or any Subsidiary (other than this Agreement or the Subsidiary Guaranty Agreement but specifically including the 2021 Unsecured Bond Debt), individually or in the aggregate, may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness for Borrowed Money of the Borrower or any Subsidiary outstanding thereunder; or

Section 2.  Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which the following conditions precedent have been satisfied being referred to herein as the “Effective Date”):

2.1.            The Borrower and the Lenders shall have executed and delivered this Amendment to the Administrative Agent.

2.2.            The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Administrative Agent their consent to this Amendment in the form set forth below.

2.3.            The Borrower shall have delivered to the Agent and the Lenders acceptable evidence of the consummation of the transactions contemplated by the 2021 Unsecured Bond Debt Documents and the incurrence of the 2021 Unsecured Bond Debt.

2.4.            Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 3.  Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent, the Collateral Agent, and the Lenders that as of the date hereof, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower and the Restricted Subsidiaries are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.

Section 4.  Miscellaneous.

4.1.            Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2.            The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein secure the payment and performance of the Obligations under the Credit Agreement as amended hereby, which are entitled to all of the benefits and privileges set forth therein.  Without limiting the foregoing, the Borrower acknowledges that the “Secured Indebtedness” as defined in, and secured by the Collateral pursuant to, the Company Security Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended hereby.

4.3.            The Borrower agrees to pay on demand all reasonable and documented costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Administrative Agent.

4.4.            This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) an e-mail transmission of a Portable Document Format File (also known as an “PDF” file), faxed, scanned, or photocopied manual signature.  Each electronic signature or PDF, faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to principles of conflicts of laws).

[Signature Pages to Follow]

This Amendment is entered into as of the date and year first above written.

WORLD ACCEPTANCE CORPORATION

By	/s/ R. Chad Prashad
R. Chad Prashad, President and Chief
Executive Officer

Accepted and agreed to:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, individually as a Lender
and as Administrative Agent and Collateral
Agent

By	/s/ William M. Laird
William M. Laird, Senior Vice President
President

[Signature Page to Sixth Amendment to Amended and Restated Revolving Credit Agreement]

BANK OF MONTREAL

By:	/s/ Daniel A. Ryan
Name: Daniel A. Ryan
Title: Vice President

TEXAS CAPITAL BANK, NATIONAL
ASSOCIATION

By:	/s/ Stephanie Bowman
Name: Stephanie Bowman
Title: EVP

FIRST HORIZON BANK, SUCCESSOR-BY-
CONVERSION TO FIRST TENNESSEE
BANK NATIONAL ASSOCIATION

By:	/s/ John Nolan Killebrew
Name: John Nolan Killebrew
Title: Vice President

BANKUNITED, N.A.

By:	/s/ Brian Scott
Name: Brian Scott
Title:

AXOS BANK

By:	/s/ Marc Kantor
Name: Marc Kantor
Title: SVP

PACIFIC WESTERN BANK

By:	/s/ J.T. Cook, III
Name: J.T. Cook, III
Title: SVP, Portfolio Manager
Authorized Signatory

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Collateral Agent, the Administrative Agent, and the Lenders the Subsidiary Guaranty Agreement and the Subsidiary Security Agreement.  Each of the undersigned hereby acknowledges and consents to the Sixth Amendment to Amended and Restated Revolving Credit Agreement set forth above (the “Amendment”) and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment.

Dated as September 27, 2021.

[Signature Page to Acknowledgment and Consent to Follow]

Each of the undersigned acknowledges that the Collateral Agent, the Administrative Agent, and the Lenders are relying on the foregoing in entering into the Amendment.

WORLD ACCEPTANCE CORPORATION OF
ALABAMA
WORLD ACCEPTANCE CORPORATION OF
MISSOURI
WORLD FINANCE COMPANY OF GEORGIA,
LLC
WORLD FINANCE CORPORATION OF
LOUISIANA
WORLD ACCEPTANCE CORPORATION OF
OKLAHOMA, INC.
WAC OF OKLAHOMA, LP
WORLD FINANCE COMPANY OF
SOUTH CAROLINA, LLC
WAC OF SOUTH CAROLINA, LLC
WORLD FINANCE CORPORATION OF
TENNESSEE
WFC OF SOUTH CAROLINA, INC.
WORLD FINANCE CORPORATION OF
ILLINOIS
WORLD FINANCE CORPORATION OF NEW
MEXICO
WORLD FINANCE COMPANY OF
KENTUCKY, LLC
WORLD FINANCE CORPORATION OF
COLORADO
WORLD FINANCE CORPORATION OF
WISCONSIN
WFC SERVICES, INC.
WORLD FINANCE COMPANY OF
MISSISSIPPI, LLC
WORLD FINANCE COMPANY OF
IDAHO, LLC
WORLD FINANCE COMPANY OF
UTAH, LLC
WORLD FINANCE COMPANY OF
INDIANA, LLC

By	/s/ R. Chad Prashad
R. Chad Prashad, President and Chief
Executive Officer

WFC Limited Partnership

By WFC of South Carolina, Inc.,
as sole general partner

By	/s/ R. Chad Prashad
R. Chad Prashad, President and Chief
Executive Officer